As filed with the Securities and Exchange Commission on December 19, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENERAL MOTORS FINANCIAL COMPANY, INC.

(Exact name of registrant as specified in its charter)

Texas	75-2291093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

(817) 302-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank E. Brown III, Esq.

Senior Vice President, Corporate Counsel and Secretary

General Motors Financial Company, Inc.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

(817) 302-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Courtenay Myers Lima, Esq.

Brandon J. Bortner, Esq.

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

(212) 906-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Variable Denomination Floating Rate Demand Notes	$3,000,000,000	100%	$3,000,000,000	$0

(1)

This registration statement covers all investments in the Notes up to $3 billion, with fees based on the net aggregate principal amount of Notes outstanding from this offering not exceeding $3,000,000,000 at a particular time. All $3 billion of the securities registered hereunder were previously registered on Registration Statement No. 333-210502 filed on March 31, 2016 (the “Prior Registration Statement”). This registration statement is being filed solely to replace the Prior Registration Statement that is scheduled to expire on March 31, 2019 pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 415(a)(6) under the Securities Act, effectiveness of this registration statement will be deemed to terminate the Prior Registration Statement.

(2)	Estimated solely for the purpose of determining the amount of the registration fee.
(3)

Registration fees for up to $6 billion net aggregate principal amount of Notes were previously paid by the Registrant in connection with the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee for this registration statement is being paid by the offset against the balance of the fee paid and unused for the Prior Registration Statement.

PROSPECTUS

GENERAL MOTORS FINANCIAL COMPANY, INC.

VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

RIGHT NOTES

The General Motors Financial Company, Inc. Variable Denomination Floating Rate Demand Notes, marketed and sold as the “Right Notes” (the “Notes”), are designed to provide investors with a convenient means of investing funds directly in General Motors Financial Company, Inc. (“GM Financial”).

The Notes are in book-entry form and have no stated maturity. The Notes earn a floating rate of interest to be determined from time to time by the GM Financial Right Notes Committee in its sole discretion. The Notes are issuable in any amount and are subject to redemption by GM Financial at any time. An investor’s Notes are redeemable by such investor on such investor’s demand. An investor’s Notes have a principal amount equal to the total amount of the investor’s investment, plus reinvested interest, after deducting redemptions and fees, if any, and earn interest which will accrue and be compounded daily and be automatically reinvested in additional Notes on the last business day of each month, unless the investor elects automatic monthly interest redemption.

The Notes are unsecured and unsubordinated debt obligations of GM Financial ranking equally with all of its other unsecured, unsubordinated obligations. The Notes are structurally subordinated to all indebtedness and other obligations of GM Financial’s subsidiaries with respect to the assets of such entities.

The Notes are not equivalent to a savings, deposit or other bank account and are not subject to the protection of Federal Deposit Insurance Corporation regulation or insurance or any other insurance.

The Notes are offered on a continuous basis. Notes registered on the registration statement of which this prospectus is a part represent the maximum aggregate principal amount of the Notes, equal to $3,000,000,000, which may be increased from time to time by GM Financial. The outstanding principal amount of the Notes will increase and decrease from time to time.

Investing in the Notes involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in any applicable accompanying prospectus supplements.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities. You may invest in the Notes by completing the required investment form and by sending your investment by one of the methods described in this prospectus under the heading “Description of the Right Notes—How to Make an Initial Investment”.

No commissions are payable by GM Financial on sales of the Notes. GM Financial reserves the right to withdraw, cancel or modify the offer to sell Notes at any time without notice. GM Financial has the sole right to accept offers to purchase Notes and may reject, at our sole discretion, any proposed purchase of Notes in whole or in part.

In this prospectus, unless the context indicates otherwise, the words “Company,” “GM Financial,” “we,” “us,” and “our” refer to General Motors Financial Company, Inc.; “GM” refers to General Motors Company; and “Committee” refers to the GM Financial Right Notes Committee.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2018.

i

IMPORTANT INFORMATION

GM Financial has not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. GM Financial takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. GM Financial is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

The distribution of this prospectus and the offering of the Notes may be restricted in certain jurisdictions. You should inform yourself about and observe any such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

An investment in the Notes involves risks. Prospective investors should carefully review the risk factors, as well as the other information, contained or incorporated by reference in this prospectus and any applicable prospectus supplement. You should consult your own financial and legal advisers as to the risks involved in an investment in the Notes and whether an investment is suitable for you.

All of the money you invest will be used to purchase Notes for you. All interest earned on your Notes will be reinvested monthly in additional Notes for your investment, unless you have elected automatic monthly interest redemption. All investments in the Notes are investments in unsecured debt obligations of GM Financial. Only the assets of GM Financial are available to pay the principal and interest on the Notes. GM Financial is not required to maintain reserves for its obligations under the Notes, and the Notes are not subject to any sinking fund. The Notes are not obligations of or guaranteed, endorsed or insured by any of our subsidiaries, General Motors Company, The Bank of New York Mellon (which acts as the “Agent Bank” for the Notes), U.S. Bank National Association (which acts as the “Trustee”) or any other company. It is possible for you to lose some or all of your investment, including accrued interest, if GM Financial is unable to pay its debts, become bankrupt or seek creditor protection.

The Notes are not a money market fund, which is typically a diversified fund consisting of short-term debt securities of many issuers. The Notes are not subject to the requirements of the Investment Company Act of 1940 (including those regarding diversification and quality of investments for money market funds) or the Employee Retirement Income Security Act of 1974, as amended. The Notes are not equivalent to a savings, deposit or other bank account and are not subject to the protection of Federal Deposit Insurance Corporation regulation or insurance or any other insurance. The Notes are not transferable, assignable or negotiable, they are not listed on any securities exchange, and there is no secondary market for the Notes. As a result, there is no public market valuation for the Notes.

The interest rate paid on investments in the Notes may not provide a basis for comparison with bank deposits or money market funds, which may use a different method of calculating yield, or other investments which pay a fixed yield for a stated period of time. The interest rate also does not necessarily bear any relation to the risks associated with or changes in our creditworthiness, credit rating or financial condition and may not compensate you for any increase in credit risk of investment in the Notes.

ii

SUMMARY

Issuer	General Motors Financial Company, Inc.

Title of Securities	Variable Denomination Floating Rate Demand Notes, marketed and sold as “Right Notes.”

Amount	Up to $3,000,000,000 aggregate principal amount.

Minimum Initial Investment	$500

Maximum Total Investment	The total maximum outstanding investment for any one investor shall not exceed $75,000,000 at any time. See “Description of the Right Notes—Maximum Outstanding Investment.”

Investment Eligibility Criteria	The Notes are being offered only to individuals or entities with a valid Social Security number or U.S. Federal tax identification number and whose registered address is in the United States. Other eligibility criteria may apply.

Investment Options	By Mailed Check—see page 9. By Wire Transfer—see page 9. By ACH Investment—see page 9. By Investment of Full or Partial Payroll, Pension or Social Security Payments—see page 9.

Redemption Options	Redemption by Bank Check—see page 9. Wire Redemption—see page 10. On Request ACH Redemption—see page 10. Automatic Monthly or Quarterly Redemption—see page 10.

Status and Ranking

The Notes are unsecured and unsubordinated debt obligations of GM Financial ranking equally with all of our other unsecured, unsubordinated obligations. The Notes are structurally subordinated to the indebtedness and other obligations of our subsidiaries with respect to the assets of such entities.

The Notes are not subject to the protection of Federal Deposit Insurance Corporation regulation or insurance or any other insurance. An investment in the Notes does not create a savings, deposit or other bank account or depositor relationship between you and GM Financial or you and The Bank of New York Mellon, the Agent Bank for the Notes.

The Notes are not obligations of or guaranteed, endorsed or insured by our subsidiaries, GM, the Agent Bank, the Trustee or any other company. We are not required to maintain reserves for our obligations under the Notes, and the Notes are not subject to any sinking fund.

Maturity	The Notes have no stated maturity and are redeemable on your demand.

Interest	The Notes will bear interest at a floating rate per annum to be determined by the Committee, in its sole discretion, on a weekly basis to be effective on the Monday of the week following such determination. Interest payable on the Notes accrues daily and will be credited to your Notes on the last business day of each calendar month and, unless you have elected automatic monthly interest redemption, will be reinvested in additional Notes. See “Description of the Right Notes—Interest.”

Principal	The principal amount of your Notes will equal all of your investments and reinvested interest less redemptions and fees, if any.

Fees	Fees, if any, may be assessed for investments returned due to insufficient funds, stop payment requests, wire redemptions, statement copy and 1099 requests and other special services. See page 11.

Form of Notes	The Notes are offered in the United States by prospectus only. The Notes are in book-entry form.

Optional Redemption by GM Financial	The Notes may be redeemed by GM Financial at any time in its discretion. See “Description of the Right Notes—Optional Redemption by GM Financial.”

Agent Bank	The Bank of New York Mellon

Tax Status	Interest credited to each of the Notes is reportable as taxable income for Federal tax purposes. Backup withholding may apply to certain persons. See “Description of the Right Notes—Taxes.”

Trustee	U.S. Bank National Association

Broker-Dealer	Georgeson Securities Corporation

Rating	GM Financial has not requested, and does not anticipate receiving, a rating for the Notes from any rating agency.

ABOUT GENERAL MOTORS FINANCIAL COMPANY, INC.

General Motors Financial Company, Inc. (“GM Financial”) is a wholly-owned subsidiary of General Motors Company (“GM”). Through its consolidated subsidiaries and joint ventures, GM Financial provides numerous financing and lease products primarily to GM dealers and their customers. As of the date of this prospectus, GM Financial’s global footprint covers approximately 90% of GM’s worldwide market.

GM Financial incorporated in Texas in 1988 and began operations through a predecessor corporation in 1987. GM Financial’s principal executive offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas, 76102, and its telephone number is (817) 302-7000.

If you want to find out more information about GM Financial, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

RISK FACTORS

Investing in the Notes involves risks, including the risks described in the documents we incorporate by reference herein. You should carefully consider these risks and the other information contained or incorporated by reference in this prospectus and any prospectus supplement before deciding to invest in the Notes, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before acquiring any of such securities. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks described below are intended to highlight risks that are specific to the Notes, but are not the only risks that we face. Additional risks, including those generally affecting our business and the industry in which we operate, risks that we currently deem immaterial and risks generally applicable to companies in our industry, may also impair our business, the value of your investment and our ability to pay interest on or redeem the Notes.

The interest rate paid on the Notes may not bear any relation to the investment risk.

The Notes bear interest at a floating rate determined by the Committee, which may consist of officers, directors or employees of GM Financial. The Committee chooses the interest rate in its sole discretion, and the interest rate chosen by the Committee does not necessarily bear any relation to the risks associated with or changes in our creditworthiness, credit rating or financial condition and may not compensate you for any increase in credit risk of investment in the Notes. Moreover, the Committee may establish different interest rates applicable to different Notes in its sole discretion at any time. The interest paid on investments in the Notes may not provide a basis for comparison with bank deposits or money market funds, which may use a different method of calculating yield, or other investments which pay a fixed yield for a stated period of time.

The Notes are not a money market fund or other type of diversified investment.

The Notes are not a money market fund, which is typically a diversified fund consisting of short-term debt securities of many companies. Only the assets of GM Financial are available to pay the principal of and interest on the Notes. Because the Notes are unsecured debt securities issued by a single issuer, you will not have the benefits of diversification offered by money market mutual funds or other investment companies. The Notes are also not subject to the requirements of the Investment Company Act of 1940, as amended, or the Employee Retirement Income Security Act of 1974, as amended, including requirements relating to the diversification and quality of investments.

The Notes are not equivalent to a deposit or other bank account, and investments in the Notes are not insured by the Federal Deposit Insurance Corporation or any other source. The Notes are not a brokerage account.

An investment in the Notes does not create a savings, deposit or other bank account or depositor relationship between you and GM Financial or you and the Agent Bank. The Notes are not subject to the protection of Federal Deposit Insurance Corporation regulation or insurance or any other insurance. The Notes are also not a brokerage account with Georgeson Securities Corporation or any other broker-dealer and are not protected by the Securities Investor Protection Corporation under the Securities Investor Protection Act of 1970.

GM Financial is the sole obligor on the Notes.

Only GM Financial is obligated to pay the principal of and interest on the Notes, and only its assets are available for this purpose. If GM Financial’s assets are insufficient to pay the principal of and interest on the Notes, you could lose some or all of your investment. No private or government source guarantees the return of your investment in the event of a failure of GM Financial to repay your investment. The Notes are not obligations of or guaranteed, endorsed or insured by any of GM Financial’s subsidiaries, GM, the Agent Bank, the Trustee or any other entity.

The Notes are not transferrable.

You may redeem your investment in the Notes at any time in whole or in part as described in this prospectus. However, you cannot transfer your investment in the Notes to someone else. As a result, no secondary market for the Notes currently exists or will ever exist, and, consequently, there is no public market valuation of the Notes to assist investors in evaluating the Notes or their yield.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We may “incorporate by reference” in this prospectus information filed with the Securities and Exchange Commission (“SEC”), which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information, as well as the information included in this prospectus.

We incorporate by reference the documents listed below (but excluding any portions thereof that are furnished and not filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 6, 2018;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed on April 26, 2018, for the quarter ended June 30, 2018, filed on July 25, 2018, and for the quarter ended September 30, 2018, filed on October 31, 2018; and

•

our Current Reports on Form 8-K filed on January 5, 2018, February 12, 2018, February 14, 2018, April 10, 2018, April 20, 2018, June 19, 2018, September 24, 2018, October 31, 2018 and November 6, 2018.

We also incorporate by reference into this prospectus all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus in connection with the offering made under the registration statement of which this prospectus is a part. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may obtain any of the documents incorporated by reference from the SEC or the SEC’s website as described below. In addition, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents.

You may request free copies of any of these filings by writing or calling us at our principal offices, which are located at the following address:

General Motors Financial Company, Inc.

801 Cherry Street

Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7000

Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. Information contained on or accessed through the Right Notes website at www.rightnotes.com does not constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and we file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis, and retrieval system known as EDGAR. You may also find additional information about us, including documents that we file with the SEC, on our website at www.rightnotes.com. The information included on or linked to this website is not a part of this prospectus.

This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us and the securities being sold by this prospectus and any applicable prospectus supplement. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the address set forth above.

In addition, this prospectus contains summaries and other information that we believe are accurate as of the date hereof with respect to specific terms of specific documents, but we refer to the actual documents (copies of which will be made available to holders of our securities upon request to us) for complete information with respect to those documents. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete. Industry and company data are approximate and reflect rounding in certain cases.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” throughout this prospectus, including the documents incorporated herein by reference. Whenever you read a statement that is not simply a statement of historical fact (such as when we use words such as “believe,” “expect,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future,” or “anticipate” and other comparable expressions), you must remember that our expectations may not be correct, even though we believe they are reasonable. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. We do not guarantee that any future transactions or events described in this prospectus will happen as described or that they will happen at all. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect.

All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In connection with this, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements. You should read carefully the section of this prospectus under the heading “Risk Factors.”

We assume no responsibility for updating forward-looking information contained herein or in other reports we file with the SEC, and do not update or revise any forward-looking information, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, the net proceeds we receive from the sale of the Notes will be added to the general funds of GM Financial and will be available for general corporate purposes. The application of proceeds will depend upon our funding requirements at the time and the availability of other funds.

PLAN OF DISTRIBUTION

We have engaged Georgeson Securities Corporation (“GSC”) to assist us with the offering of the Notes as an accommodating broker in states where applicable securities laws require such offerings to be made by a registered broker-dealer. GSC is not underwriting the Notes, has no obligation to purchase any Notes and is not obligated to find or qualify purchasers of the Notes. GSC has not prepared a report or opinion constituting recommendations or advice to us in connection with the Notes. In addition, GSC does not make any recommendations as to whether any investor should purchase the Notes. No commissions will be paid to GSC. We will pay GSC an annual administrative fee of $25,000 for its services with respect to the Notes. In certain jurisdictions, the Notes are being offered on a continuous basis for sale by GM Financial on its own behalf. The Company may also from time to time designate other agents through whom Notes may be offered. Such agents shall receive no commissions but shall be reimbursed for certain expenses incurred in connection with such efforts. We reserve the right to withdraw, cancel or modify the offer to sell Notes at any time without notice. We have the sole right to accept offers to purchase Notes and may reject, at our sole discretion, any proposed purchase of Notes in whole or in part.

DESCRIPTION OF THE RIGHT NOTES

General

The following statements about investing in the Notes summarize the General Motors Financial Company, Inc. Right Notes Plan (the “Plan”), a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. If this summary differs in any way from the statements in the Plan, you should rely on the Plan. You may request a copy of the Plan by downloading a copy on the Right Notes website at www.rightnotes.com or by calling us at 1-844-556-1485.

The Notes are unsecured and unsubordinated debt obligations of General Motors Financial Company, Inc. ranking equally with all of its other unsecured, unsubordinated obligations. The Notes are not subject to the protection of Federal Deposit Insurance Corporation regulation or insurance or any other insurance. An investment in the Notes does not create a savings, deposit or other bank account or depositor relationship between you and GM Financial or you and the Agent Bank. The Notes are not obligations of or guaranteed, endorsed or insured by our subsidiaries, GM, the Agent Bank, the Trustee or any other company. The Notes are structurally subordinated to the indebtedness and other obligations of our subsidiaries with respect to the assets of such entities.

All of the money you invest must be made in U.S. dollars and will be used to purchase Notes for you. Your investments in the Notes and interest thereon will be recorded on a register maintained by The Bank of New York Mellon, the Agent Bank. The principal amount of your Notes will be equal to all of your investments in the Notes, plus reinvested interest, less redemptions and fees, if any. Accrued interest is available to you for redemption as principal when it is reinvested on the last business day of each month. Each month, electronic statements will be made available to investors showing a summary of all transactions occurring during the prior month, including investments, redemptions, interest earned and any fees or charges. Investors may also call toll free at 1-844-556-1485 to obtain current information about their investment in the Notes.

Eligible Investors

The Notes are being offered only to individuals or entities with a valid Social Security number or U.S. Federal tax identification number and whose registered addresses are in the United States (each an “Eligible Investor” and collectively the “investors”). Other eligibility criteria may apply. Investments in the Notes may be made individually, jointly, by corporations, by partnerships, by limited liability companies, by firms, by associations or as custodial or trust investments. Custodial investments will be made pursuant to the applicable Uniform Gifts/Transfer to Minors Act of the state in which the Eligible Investor resides. Any Note jointly owned by two or more Eligible Investors will be deemed to be owned by such investors as joint tenants with right of survivorship.

Interest

The Notes will bear interest at a floating rate per annum to be determined by the Committee, in its sole discretion, on a weekly basis to be effective on the Monday of the week following such determination. Rates may vary by an investor’s principal amount of Notes or other factors as determined by the Committee. Interest on the Notes accrues in accordance with the provisions governing the different methods of investing in Notes, as described below under “How to Make Additional Investments”. Interest on the Notes is compounded daily, at the rate in effect each day, based on a 365/366-day year. Interest payable on the Notes accrues daily and will be credited to your Notes on the last business day of each calendar month and, unless you have elected automatic monthly interest redemption, will be reinvested in additional Notes.

For information on the current interest rate being paid on the Notes, call toll free 1-844-556-1485 or access the Right Notes website at www.rightnotes.com. None of the information contained at any time on this website is incorporated by reference into this document.

Minimum Outstanding Investment

The Committee has established a minimum outstanding investment for any one investor of $500. If the amount of your outstanding investment at month end is less than the minimum for three consecutive months, we may notify you in writing that we intend to redeem your investment. If we redeem your investment, we will cause the Agent Bank to mail a check for the proceeds to the registered holder of the Notes, less any tax withholding, if applicable, and any other applicable fees. Interest on the redeemed amount accrues to, but does not include, the effective date of the redemption. The minimum required investment balance is subject to change at the discretion of the Committee without prior notice to investors.

Maximum Outstanding Investment

The Committee has established a maximum outstanding investment for any one investor of $75,000,000. If the amount of your outstanding investment exceeds the maximum, we may notify you in writing that we intend to redeem the amount of your investment in excess of $75,000,000. If we elect to make such a redemption, we shall cause the Agent Bank to have the proceeds transferred to your pre-designated U.S. bank account through an ACH transfer, less any tax withholding, if applicable, and any applicable fees. Interest on the redeemed amount accrues to, but does not include, the effective date of the redemption. The maximum outstanding investment in the Notes for any one investor is subject to change at the discretion of the Committee without prior notice to investors.

How to Make an Initial Investment

To make an initial investment, after reading this entire prospectus, you must submit an enrollment form online at the Right Notes website (www.rightnotes.com). Currently, the minimum initial investment is $500. Your initial investment will be made using an electronic automated clearinghouse (“ACH”) transfer from a U.S. bank account you have successfully linked during the online enrollment process. You must verify your ownership of the linked U.S. bank account by completing the bank account verification process online. Funds received as part of your initial investment cannot be redeemed until five business days after such amounts are credited. The minimum initial investment is subject to change at the discretion of the Committee without prior notice to investors.

How to Make Additional Investments

After your initial investment in the Notes, you may invest in additional Notes at any time, without charge to you, by the methods described below or by such other means as GM Financial from time to time determines. The minimum amount which you may invest after your initial investment is $50.

BY MAILED CHECK. Mail your investment check to the address designated on the Right Notes website and include your investment number on the check. Your investment will be made and interest will begin to accrue on the business day that the Agent Bank’s processing unit receives your check provided that the check is received prior to 10:00 a.m. Eastern Time. Investments made by check cannot be redeemed until five business days after the check is first invested in the Notes.

BY WIRE TRANSFER. Include your name and investment number in the wire instruction. Wires may only be originated from a bank located in the U.S. and must be payable in U.S. dollars. Your investment will be credited and you will begin earning interest on the same business day the wire is received provided that the funds have been received by 2:00 p.m. Eastern Time. Investments made by wire are available for redemption beginning the day such investments are credited to the Notes.

BY ACH INVESTMENT. You may use our automated phone system or the Right Notes website at any time to withdraw any amount of funds from your pre-designated U.S. bank account and invest the funds in additional Notes through an ACH transfer. You may also set up automatic recurring ACH investment transactions from a linked U.S. bank account. Investments made by ACH transfer are invested in your Notes and begin to accrue interest on the same day your money is credited. Investments made by ACH cannot be redeemed until five business days after such amounts are credited to the Notes. You may change or terminate any automatic investments at any time.

BY INVESTMENT OF FULL OR PARTIAL PAYROLL, PENSION OR SOCIAL SECURITY PAYMENTS. If you are a current employee or retiree of GM, GM Financial or one of their respective subsidiaries, you may instruct GM or GM Financial, other issuers of regularly recurring payments, or, in the case of social security payments, the Social Security Administration, to invest all or a portion of your net pay, annuity or pension payments, social security payments or other recurring payments directly into your Notes and authorize the Agent Bank to receive such investments. Investments by direct investment must be made by ACH transfer. The proceeds from direct investments made by ACH transfer of funds are invested in your Notes and begin to accrue interest on the same day your money is credited. Direct investments made by ACH are available for redemption the day such amounts are credited to the Investor’s Notes. To terminate your direct investments, you must notify the issuer(s) of such payment(s) in writing.

How to Redeem

You may redeem all or any part of your Notes at any time as described below. Interest on redeemed investments will accrue to, but not including, the date of redemption. The only way to redeem your entire Notes investment is by use of the written redemption option described below. We may also offer other methods of redemption from time to time, at our option.

REDEMPTION BY BANK CHECK. You may redeem the entire net aggregate principal amount of your Notes at any time only by telephone or writing the Agent Bank requesting redemption. Written requests for redemption by bank check should be sent to the address designated on the Right Notes website and require the signatures of all registered owners (including joint owners) of the redeemed Notes. A bank check, payable to the registered owners, in an amount equal to the principal amount of your Notes, plus accrued and unpaid interest thereon to but not including the business day immediately prior to the date of redemption, will be mailed to the investor’s registered address. Bank checks normally will be mailed within two business days from the day that proper written request is received by the Agent Bank, provided that the request is received prior to 12:00 p.m. Eastern Time on that business day. Upon completion of this redemption, interest will cease to accrue on the redeemed amount on and after the date of redemption.

WIRE REDEMPTION. You can redeem any part of your Notes, subject to a $1,000 minimum, by wire transfer if you have pre-authorized the wire redemption option. Wire redemption proceeds can only be wired to the U.S. bank account you have designated on your Wire Redemption enrollment form. To establish this designation, you must complete this section during the online application. Funds will be wired on the same business day as the receipt of your wire redemption request, provided that your request is received by the Agent Bank by 2:00 p.m. Eastern Time. Wire redemption requests received after 2:00 p.m. Eastern Time on any business day will be processed on the next business day. If your designated bank is not a member of the Federal Reserve System, there may be a delay in wiring funds. Each wire transfer will incur a processing charge and may also incur an additional charge from your bank or financial institution. The Agent Bank’s records of the wire instructions are binding.

ON REQUEST ACH REDEMPTION. You may redeem a portion of your Notes and have the proceeds transferred to your pre-designated U.S. bank account through an ACH transfer. To make such redemption, you must enter your ACH Redemption transaction into our automated phone system or the Right Notes website, after which the redemption proceeds will be transferred to your linked U.S. bank account within three business days of when the redemption request is processed providing the request is received before 1:45 p.m. Eastern Time. Each redemption must be for a minimum amount of $50. Interest will accrue on your Notes to, but not including, the business day on which the redemption proceeds are transferred.

AUTOMATIC MONTHLY OR QUARTERLY ACH REDEMPTION. You may select to receive redemption proceeds via ACH on a monthly or quarterly basis. If you select this option, you authorize the Agent Bank to automatically redeem (a) on a monthly or quarterly basis, a specified principal amount of your Notes (minimum $50) or (b) on a monthly basis, the interest accrued and posted to your Notes. You are eligible for this redemption option only if your investment balance in the Notes is in excess of $500 and will remain so after redemption.

If you select either the automatic monthly or quarterly redemption option, the Agent Bank will establish as the redemption date the last calendar day of the month, if the last calendar day of the month falls on a business day. If the last calendar day of the month falls on a day that is not a business day, the Agent Bank will establish as the redemption date the next business day after the end of the relevant month or quarter, as the case may be. With respect to such automatic monthly or quarterly redemptions, the funds will settle on the last business day of the month or quarter, whichever is applicable. If you select the monthly interest redemption option, the Agent Bank will establish the last calendar day of such month as the redemption date. On the established redemption date, the Agent Bank will redeem your Notes by an amount equal to the redemption amount that you have specified (minimum $50) or, if you have elected Monthly Interest ACH Redemption, the interest amount that would have been credited to your Notes for that month. The Agent Bank will send, via ACH transfer, the funds to your designated bank account. With respect to Monthly Interest ACH Redemption, the funds will settle on the third business day following the established redemption date. Interest paid on the redemption proceeds shall include interest accrued to, but not including, the settlement date for such redemptions.

You may terminate the Automatic Monthly or Quarterly ACH Redemption Option or Monthly Interest ACH Redemption Option via the website or by providing written notice to the Agent Bank. Such notice is effective as soon as practicable after receipt by the Agent Bank.

You may also request the Automatic Monthly or Quarterly ACH Redemption Option or Monthly Interest ACH Redemption Option after you have either submitted a written request to the Agent Bank to add the desired automatic redemption option to the Notes and by providing a set of bank account instructions or by following the instructions on the Right Notes website. Your written request requires the signatures of all registered owners (including joint owners) of the Notes exactly as the name(s) appear on the Notes investment form.

Optional Redemption by GM Financial

As provided in the Plan, GM Financial has the right to redeem at any time the Notes of an investor if the investment balance is below the minimum amount or to the extent the investment balance exceeds the maximum amount as determined by the Committee. In such event, you will be notified that your Notes will be redeemed. In addition, we may also redeem, at any time at our option, the Notes of any investor who is not or is no longer eligible to invest in the Notes or who has abused or misused the investment or redemption provisions applicable to the Notes or whose investments are otherwise inconsistent with the objectives of the Plan, in each case as we determine in our sole judgment and discretion. In the event that we determine to redeem a particular investor’s Notes for any of the reasons specified in the preceding sentence, we will notify the investor of our intention to redeem in full the Notes on the third business day following the date of our notice.

Further, we may redeem the entire amount of, or any portion of, all of the outstanding Notes in our sole judgment and discretion.

Any such partial redemption of outstanding Notes will be effected by lot or pro rata or by any other method that is deemed fair and appropriate by us. We generally will give you 30 days’ prior written notice if the Notes are to be redeemed in whole or in part.

In each of the redemption transactions described above, an ACH transfer will be made to your pre-designated U.S. bank account (or, in the case of a redemption of the entire net aggregate principal amount of your Notes, a redemption check will be sent to your registered address) in an amount equal to the principal amount of the redeemed Notes, including accrued and unpaid interest and less any tax withholding, if applicable and any other applicable fees.

Fees

There are no maintenance fees with respect to your investment in the Notes. You may, however, be charged a fee by your commercial bank or financial institution if you make an investment or receive a redemption amount by wire transfer or request other special services. You may also incur a charge in obtaining any applicable signature guarantee.

Subject to revision at the discretion of the Committee, the following fee schedule applies:

Insufficient funds:	$10.00
Wire redemptions:	$25.00
Statement copy requests:	$10.00
1099 copy requests:	$10.00

As incurred, fees will be promptly debited directly from your investment balance as a partial redemption of your Notes.

Investor Statements

Monthly statements will be made available to you on the Right Notes website (www.rightnotes.com), showing a summary of all the transactions made in the Notes during the previous month, including the beginning investment balance, all investments and redemptions, all interest earned, as well as any relevant fees or charges. This procedure is subject to change at the direction of the Committee in its discretion.

You can also obtain current information about the Notes by calling us toll free at 1-844-556-1485. We will only furnish information to you by telephone if you have specified the name, address, Notes investment number, and additional investment information of the registered owner of the Notes.

Taxes

The following is a summary of the U.S. Federal income tax consequences to you if you invest in the Notes. The discussion addresses only the income tax consequences to you if you are an individual and are a citizen of the United States for Federal income tax purposes. You should consult your own tax adviser concerning the application of U.S. Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to your situation.

The Notes are not qualified under Section 401(a) of the Internal Revenue Code, as amended. All interest credited to your Notes in any taxable year is reportable by you as taxable income for Federal income tax purposes. Early in each year the Agent Bank will provide to you the full amount reportable as taxable income for the previous year. The Agent Bank also will file tax information returns as required by law. Backup withholding may apply to you if you fail to comply with applicable tax identification requirements. Interest credited to the Notes also may be subject to state and local income taxes.

GM Financial Right Notes Committee

The Committee has the full power and authority to, among other things:

•	amend the Plan and the Notes offering to the extent described below under “Termination, Suspension or Modification;”

•	interpret the provisions of the Plan;

•	adopt rules and regulations in connection with administration of the Plan;

•	redeem the Notes in whole or in part at any time;

•

redeem any investments in the Notes of an investor who has abused or misused the investment or redemption provisions applicable to the Notes, whose investments are otherwise inconsistent with the objectives of the Plan or who is not eligible to invest in the Notes, in each case as determined by the Committee in its sole judgment and discretion; and

•	make certain determinations in accordance with the Plan, including setting the rate(s) of interest to be paid on the Notes.

The Committee shall consist of at least three persons designated from time to time by GM Financial. GM Financial may from time to time designate additional and replacement members of the Committee and an alternate for each of such members, who shall have full power to act in the absence or inability to act of such member. The Committee shall act by a majority of its members, with or without a meeting.

The members of the Committee may from time to time have potential conflicts of interest from the point of view of investors in the Notes. All members of the Committee are expected to be employees of GM Financial or its subsidiaries. All of the money you invest will be invested in the Notes, which are securities of GM Financial. The members of the Committee have a duty to act in GM Financial’s best interest and consequently may make decisions that investors in the Notes do not believe to be in their best interest. In addition, employees of GM Financial and its subsidiaries, including members of the Committee, may from time to time invest in or redeem the Notes.

Under the Plan, no member of the Committee or a director, officer or employee of GM Financial or any of its subsidiaries will be liable for any action or failure to act under or in connection with the Plan, except for his or her own bad faith. GM Financial will indemnify and hold any such person harmless from all loss or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, or proceeding, except a judgment in favor of GM Financial based upon a finding of his or her bad faith.

AGENT BANK

The Bank of New York Mellon is the Agent Bank for the Notes. The Bank of New York Mellon performs these services under the terms of a Program Services Agreement with General Motors Financial Company, Inc. (the “Services Agreement”). Services to be provided under the Services Agreement include:

•	opening and closing of Notes;

•	maintenance of records of investments in, and redemptions of, the Notes by investors;

•	receipt of investment and redemption requests;

•	receipt of funds being invested in Notes and disbursement of funds upon redemption of Notes;

•	sending notices of redemption upon a redemption at the option of GM Financial;

•	transaction processing and sub-accounting;

•	preparation of investment statements and other correspondence to investors;

•	investor servicing via live call center agents and a 24/7 Interactive Voice Response unit;

•	hosting of investor-facing website allowing online management of Notes, including funds transfer capabilities;

•	maintenance of records of the investment balance in the Notes, accrual of interest, and payment and reinvestment of interest; and

•	tax reporting and filing with the proper authorities.

GM Financial pays the Agent Bank an administrative fee for these services. Under the terms of the Services Agreement (i) the services provided thereunder (the “Services”) are provided only to GM Financial, (ii) the Agent Bank has limited liability, (iii) the Agent Bank is indemnified by GM Financial with respect to losses arising from claims made by third parties as a result of the Agent Bank’s performance of the Services in good faith and without negligence, and (iv) no other person acquires or has any right under or by virtue of the Services Agreement.

INDENTURE

The Notes are governed by an indenture, dated as of March 31, 2016 (the “Indenture”), between GM Financial and U.S. Bank National Association, which acts as trustee (the “Trustee”). The Trustee has two main roles. First, the Trustee can enforce your rights against us if we default. There are some limitations on the extent to which the Trustee acts on your behalf, described below under “Events of Default and Notices.” Second, the Trustee may perform certain administrative duties for us.

The Indenture and its associated documents contain the full legal text of the matters described in this section. The Indenture is an exhibit to our registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy of the Indenture.

This section summarizes the material terms of the Indenture. Because this section is a summary, it does not describe every aspect of the Indenture and is subject to and qualified in its entirety by reference to all provisions of the Indenture, including definitions of certain terms used in the Indenture. We describe the meaning for only the more important of those terms. Whenever we refer to defined terms of the Indenture in this prospectus, such defined terms are incorporated by reference here.

General

The Notes will be issuable in any amount and will mature upon your demand. The Notes will be identical except for their issue date and principal amount. We may reject any offer to purchase Notes in whole or in part. All investments in the Notes are investments in our unsecured debt obligations and are not obligations of or guaranteed by our subsidiaries, GM, the Agent Bank, the Trustee or any other company. GM Financial is not required to maintain reserves for its obligations under the Notes, and the Notes are not subject to any sinking fund.

The Indenture does not limit our ability to incur additional debt, including debt incurred by our subsidiaries. The Indenture also does not restrict us from acquiring or combining with entities that have outstanding indebtedness, which entities may become subsidiaries of GM Financial.

The Indenture does not limit the principal amount of the Notes or any of our other debt that may be issued.

The Notes will be issued in uncertificated form, and you will not receive any certificate or other instrument evidencing our indebtedness. All funds you invest in the Notes, together with interest accrued thereon, and redemptions, if any, will be recorded on a register maintained by the Agent Bank.

The Indenture provides that we, the Trustee and the investors waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture or the Notes.

The Trustee

The Indenture contains certain limitations on the right of the Trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under the Indenture it is a creditor of ours.

U.S. Bank National Association is the Trustee under the Indenture. GM Financial and certain of its affiliates maintain deposit accounts and banking relationships with U.S. Bank National Association or its affiliates. U.S. Bank National Association or its affiliates also serve, and may serve in the future, as Trustee or agent under other indentures and agreements pursuant to which securities of GM Financial and of certain of its affiliates are outstanding.

Events of Default and Notices

The following events are defined in the Indenture as “events of default” with respect to the Notes:

•

failure to pay any or all the principal of or interest on any Note when due, provided that the failure to pay shall not be deemed to be an event of default under various circumstances, such as when the person demanding payment is not legally entitled to it or upon the occurrence of certain administrative errors; and

•

failure to perform any of our covenants in the Indenture, which continues for 90 days after we are given written notice by either the Trustee or the holders of at least of a majority in principal amount of the outstanding Notes.

If an event of default with respect to the outstanding Notes occurs and is continuing, either the Trustee or the holders of at least a majority in principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such declaration and its consequences.

The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to the Notes, shall give to the holders of the Notes notice of all uncured defaults known to it (the term “default” means the events specified above without grace periods), provided that, except in the case of default in the payment of principal of or interest, if any, on any Notes, the Trustee shall be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of Notes.

We will be required to furnish annually to the Trustee a statement by certain of our officers to the effect that to their knowledge we are not in default in the fulfillment of any of our obligations under the Indenture or, if there has been a default in the fulfillment of any of our obligations, specifying each such default.

The holders of a majority in principal amount of the outstanding Notes will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes, and to waive certain defaults.

The Indenture provides that in case an event of default occurs and is continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee might incur in complying with the request or direction.

Modification of the Indenture

We and the Trustee may modify or amend the Indenture, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes, provided that no such modification or amendment may, without the consent of each holder of the Notes that are affected:

•	change the character of the Notes from being payable on demand or reduce the principal amount of any Note;

•	impair the right to institute a suit for the enforcement of any payment on or with respect to any Note;

•	reduce the above-stated percentage of holders of Notes necessary to modify or amend the Indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding Notes necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults.

We may also amend the Indenture, without the consent of any holders of the Notes, to add covenants or restrictions for your benefit or to make other changes that do not adversely affect the rights of any holder in any material respect.

TERMINATION, SUSPENSION OR MODIFICATION

We expect that you will be able to invest in the Notes for the foreseeable future, but we reserve the right at any time to terminate, to suspend or from time to time to modify the Plan and the Notes offering in part, in its entirety or in respect of investors located in one or more states or other jurisdictions or to suspend new investments in the Notes. We reserve the right to modify, suspend or terminate any of the investment options and redemption options described under “Description of the Right Notes—How to Make Additional Investments” and “—How to Redeem.” No termination, modification or suspension shall affect your rights unless the proposed action shall have been communicated to you in sufficient time prior to its effective date to allow you to redeem Notes together with accrued and unpaid interest in accordance with the terms in effect prior to the effective date of such termination, modification or suspension. Such communication shall be deemed to have been provided to investors if a description of the termination, modification or suspension is available to investors on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System at www.sec.gov/edgar or on the Right Notes website at www.rightnotes.com. No such termination or modification of the Plan or suspension or any provision in the Plan may diminish the principal of any Note or unpaid interest on any Note. Any modification that affects the rights or duties of the Trustee may be made only with the consent of the Trustee.

The Indenture shall cease to be of further effect, and the Trustee, on our demand and at our cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture if at any time we shall have terminated the Plan pursuant to its provisions, all of the Notes shall have become due and payable, we shall have deposited or caused to be deposited with the Trustee as trust funds the entire amount sufficient to pay all the outstanding Notes, including principal and interest due or to become due to such date of maturity or, if we shall have given notice for the full redemption of all outstanding Notes, the date of redemption, and we shall have paid or caused to be paid all other sums payable by us under the Indenture.

RIGHTS MAY NOT BE ASSIGNED, TRANSFERRED OR PLEDGED

Except for redemptions, and except for the right to debit amounts credited in error to investment balances, there is no provision in the Plan, in the Indenture or in our arrangements with the Agent Bank under which any person has or may create any lien on amounts credited to your investment balance in the Notes. You may not assign, transfer or pledge rights under the Notes, except upon redemption.

LEGAL MATTERS

The legality of the Notes offered hereby will be passed upon by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of General Motors Financial Company, Inc. and subsidiaries incorporated in this prospectus by reference from GM Financial’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

GENERAL MOTORS FINANCIAL COMPANY, INC.

Variable Denomination Floating Rate Demand Notes

Right Notes

PROSPECTUS

December 19, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

Securities and Exchange Commission registration fee	$—
Accounting fees and expenses	25,000
Legal fees and expenses	85,000
Printing expenses	20,000
Trustee fees and expenses	15,000
Miscellaneous	25,000
Total	$170,000

Item 15.	Indemnification of Directors and Officers.

Section 8.101 of the Texas Business Organizations Code provides that a corporation may indemnify a governing person, or delegate, who was, is or is threatened to be made a named defendant or respondent in a proceeding if it is determined that the person: (i) conducted himself in good faith; (ii) reasonably believed that (a) in the case of conduct in his official capacity that his conduct was in the corporation’s best interest and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, and an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Under Texas law, indemnification by the corporation is mandatory if the person is wholly successful on the merits or otherwise, in the defense of the proceeding.

Our Bylaws

Our Bylaws provide for indemnification of directors and officers to the fullest extent permitted by the Texas Business Organizations Code. Our Bylaws permit us to purchase and maintain liability, indemnification and/or other similar insurance. Our directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act.

Item 16.	Exhibits.

(a) Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and,

where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit	Description

2.1	Complete text of the General Motors Financial Company, Inc. Right Notes Plan (filed as Exhibit 2.1 to the Registration Statement No. 333-210502 filed on March 31, 2016, and incorporated by reference herein)

4.1	Indenture, dated as of March 31, 2016, between General Motors Financial Company, Inc., as Issuer, and U.S. Bank National Association, as Trustee (filed as Exhibit 4.1 to the Registration Statement No. 333-210502 filed on March 31, 2016, and incorporated by reference herein)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on December 19, 2018.

GENERAL MOTORS FINANCIAL COMPANY, INC.

By:	/s/ Daniel E. Berce
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints jointly and severally, Daniel E. Berce, Susan B. Sheffield and Frank E. Brown III and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3 of General Motors Financial Company, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel E. Berce Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 19, 2018

/s/ Susan B. Sheffield Susan B. Sheffield	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 19, 2018

/s/ Connie Coffey Connie Coffey	Executive Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	December 19, 2018

/s/ Daniel Ammann Daniel Ammann	Director	December 19, 2018

/s/ Dhivya Suryadevara Dhivya Suryadevara	Director	December 19, 2018